Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 12, 2016)    Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended September 24, 2016 of $6,094,200 (or $1.41 per share diluted) compared to net income of $5,339,600 (or $1.23 per share diluted) in the third quarter of 2015.  For the nine months ended September 24, 2016, net income was $16,051,400 (or $3.72 per share diluted) compared to net income of $16,145,300 (or $3.39 per share diluted) for the same period last year.

Earnings growth during the third quarter was driven by an increase in customer activity within the Company’s lease portfolio and reduced selling, general and administrative expenses.  Brett D. Heffes, Chief Executive Officer, commented, “I am pleased that we were able to grow our earnings per share by 15% over last year.  Our performance during the quarter demonstrated the benefits of our diverse business model.”

Winmark Corporation creates, supports and finances business.  At September 24, 2016, there were 1,184 franchises in operation under the brands Plato's Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 67 retail franchises have been awarded but are not open.  In addition, at September 24, 2016, the Company had a lease portfolio of $37.3 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 24, 2016	December 26, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$ 1,120,900	$ 1,006,700
Marketable securities	204,100	227,800
Receivables, net	1,555,300	1,416,900
Restricted cash	40,000	25,000
Net investment in leases - current	16,264,100	17,741,500
Income tax receivable	769,200	3,290,400
Inventories	95,600	45,200
Prepaid expenses	921,000	677,800
Total current assets	20,970,200	24,431,300
Net investment in leases – long-term	21,070,300	21,246,000
Property and equipment, net	847,700	1,121,500
Goodwill	607,500	607,500
	$ 43,495,700	$ 47,406,300
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$ 1,990,000	$ 1,990,000
Accounts payable	1,118,900	1,643,300
Accrued liabilities	2,644,500	1,875,700
Discounted lease rentals	-	38,700
Deferred revenue	1,671,700	1,963,200
Total current liabilities	7,425,100	7,510,900
Long-Term Liabilities:
Line of credit	25,200,000	42,400,000
Notes payable, net	20,424,000	21,916,500
Deferred revenue	1,451,200	1,421,600
Other liabilities	1,036,100	1,216,300
Deferred income taxes	3,676,900	3,614,800
Total long-term liabilities	51,788,200	70,569,200
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 4,122,037 and 4,124,767 shares issued and outstanding	859,200	406,500
Accumulated other comprehensive loss	(7,300)	(32,900)
Retained earnings (accumulated deficit)	(16,569,500)	(31,047,400)
Total shareholders’ equity (deficit)	(15,717,600)	(30,673,800)
	$ 43,495,700	$ 47,406,300

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 24, 2016	September 26, 2015	September 24, 2016	September 26, 2015
REVENUE:
Royalties	$ 11,311,000	$ 11,286,100	$ 32,140,800	$ 31,226,700
Leasing income	4,174,000	3,247,000	12,839,000	16,919,900
Merchandise sales	520,000	762,300	1,882,400	2,182,300
Franchise fees	501,800	483,200	1,367,800	1,253,500
Other	227,500	220,900	984,400	917,900
Total revenue	16,734,300	15,999,500	49,214,400	52,500,300
COST OF MERCHANDISE SOLD	499,100	711,600	1,784,800	2,055,600
LEASING EXPENSE	646,200	173,400	2,010,400	4,941,300
PROVISION FOR CREDIT LOSSES	(29,700)	38,800	(52,000)	(123,400)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,180,700	5,733,900	17,671,500	18,226,700
Income from operations	10,438,000	9,341,800	27,799,700	27,400,100
INTEREST EXPENSE	(552,300)	(687,700)	(1,786,800)	(1,142,900)
INTEREST AND OTHER INCOME/(EXPENSE)	(6,300)	(12,400)	(7,300)	(61,800)
Income before income taxes	9,879,400	8,641,700	26,005,600	26,195,400
PROVISION FOR INCOME TAXES	(3,785,200)	(3,302,100)	(9,954,200)	(10,050,100)
NET INCOME	$ 6,094,200	$ 5,339,600	$ 16,051,400	$ 16,145,300
EARNINGS PER SHARE – BASIC	$ 1.48	$ 1.29	$ 3.90	$ 3.53
EARNINGS PER SHARE – DILUTED	$ 1.41	$ 1.23	$ 3.72	$ 3.39
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	4,116,957	4,128,031	4,113,819	4,568,813
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	4,328,168	4,338,230	4,320,284	4,758,158